Exhibit 23.1

                                  Hunton & Williams
                                 951 East Byrd Street
                             Richmond, Virginia 23219-4074




                                     March 20, 1998



Virginia Electric and
   Power Company
Richmond, Virginia 23261



                           Virginia Electric and Power Company
                                         Form 10-K


Gentlemen:

        We consent to the incorporation by reference into the Registration Statements of Virginia Electric and and Power Company on Form S-3 (File Nos. 33-50425, 33-59581, 33-60271, 333- 20561, and 333-47119) of the statements, included in this Annual Report on Form 10-K, made in regard to our firm that relate to franchises, title to properties, and limitations upon the issuance of bonds and preferred stocks.

                                                Sincrely,


                                                /s/ Hunton & Williams

                                                HUNTON & WILLIAMS